                                                                    EXHIBIT 10.2

                      ASSIGNMENT AND ASSUMPTION AGREEMENT


          This ASSIGNMENT AND ASSUMPTION AGREEMENT is made, executed and delivered as of August 11, 2000 (as amended, amended and restated, supplemented, or otherwise modified from time to time, this "Agreement") by and between FIBERNET TELECOM GROUP, INC. (formerly known as FiberNet Holdco, Inc.), a Delaware corporation (the "Parent") and FIBERNET OPERATIONS, INC. (formerly known as FiberNet Telecom Group, Inc.), a Delaware corporation (the "Subsidiary").

                                    RECITALS
                                    --------

          A. The Subsidiary entered into an Agreement and Plan of Reorganization, dated June 2, 2000 (as amended, amended and restated, supplemented, or otherwise modified from time to time, the "Merger Agreement"), pursuant to which, among other things, the Parent and the Subsidiary agreed that, in accordance with the terms and conditions set forth therein (i) the Subsidiary formed one subsidiary, FiberNet Holdco, Inc. ("Holdco"), and Holdco formed two subsidiaries, FiberNet Merger Sub, Inc. ("FiberNet Merger Sub"), and Devnet Merger Sub, LLC ("Devnet Merger Sub"). Holdco was a wholly-owned subsidiary of the Subsidiary, and each of FiberNet Merger Sub and Devnet Merger Sub was a wholly-owned subsidiary of Holdco, (ii) FiberNet Merger Sub, Inc. merged with and into the Subsidiary, with the Subsidiary continuing as the surviving corporation, (iii) in connection with such merger, the Subsidiary changed its name to FiberNet Operations, Inc. ("FiberNet Operations") and the Parent changed its name to FiberNet Telecom Group, Inc., and (iv) Devnet Merger Sub merged with and into Devnet L.L.C. ("Devnet"), with Devnet continuing as the surviving corporation (the transactions described in clauses (i), (ii), (iii) and (iv) being referred to as the "Transaction");

          B. The Subsidiary entered into the following agreements (collectively, the "Assigned Documents"): (i) Securities Purchase Agreement dated as of May 7, 1999, by and among the Subsidiary and the Purchasers named therein; (ii) Stockholders Agreement dated as of May 7, 1999 (the "Stockholders Agreement"), by and among the Subsidiary and the Stockholders named therein;
(iii) Registration Rights Agreement dated as of May 7, 1999, by and among the Company and the Stockholders named therein; (iv) Securities Purchase Agreement dated as of June 30, 2000, between the Subsidiary and Nortel Networks, Inc. ("Nortel"); (v) Registration Rights Agreement dated as of June 30, 2000, between the Subsidiary and Nortel; (vi) Amendment dated as of June 30, 2000, among the Subsidiary, Nortel and Signal Equity Partners, L.P., as the Majority in Interest of the Purchasers ("Signal"), to the Stockholders Agreement; (vii) Securities Purchase Agreement dated as of July 28, 2000, between the Subsidiary and Nortel; and (viii) Second Amendment dated as of July 28, 2000, among the Subsidiary, Nortel and Signal, to the Stockholders Agreement; and

          C. In connection with the Transaction, the Subsidiary desires to assign, and the Parent desires to assume, all of the Subsidiary's rights and obligations under each of the Assigned Documents.

                                   AGREEMENT
                                   ---------

          NOW, THEREFORE, in consideration of the promises and the mutual agreements herein contained and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, agree as follows:

                                   ARTICLE I

                           ASSIGNMENT AND ASSUMPTION
                           -------------------------

     Section 1.1.  Assignment and Assumption.   The Subsidiary hereby assigns to
the Parent, and the Parent hereby assumes and agrees to pay, discharge and perform, as and when due, all of the liabilities, obligations and rights of the Subsidiary under each of the Assigned Documents.

     Section 1.2. Consent and Acceptance. Nortel and Signal hereby acknowledge and consent to the assignment and assumption of the Assigned Documents described in Recital B above.

     Section 1.3. Successors and Assigns. This Agreement shall bind and inure to the benefit of the respective parties and their assigns, transferees and successors.

                                   ARTICLE II

                                    COVENANT
                                    --------

     The stock certificate representing the shares of Series H Preferred Stock, par value $.001 per share, which were issued to Nortel by the Subsidiary on July 31, 2000, shall for all purposes be considered a stock certificate representing shares of Series H Preferred Stock, par value $.001 per share, of the Parent as a result of the conversion of such shares pursuant to the Merger Agreement in connection with the Transaction.

                                  ARTICLE III

                                 MISCELLANEOUS
                                 -------------

     Section 3.1.  Governing Law.   This Agreement shall be governed by, and
shall be construed and enforced in accordance with, the internal laws of the State of New York, without regard to conflicts of laws principles (other than Sections 5-1401 and 5-1402 of the General Obligations Law of the State of New
York).

     Section 3.2. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instruments.

                            (Signature page follows)

          IN WITNESS WHEREOF, each of the Parent and the Subsidiary has executed this Assignment and Assumption Agreement as of the 11th day of August, 2000.

                              FIBERNET TELECOM GROUP, INC.,
                              as the Parent

                              By: /s/ Michael S. Liss
                                 --------------------------------------
                                Name:  Michael S. Liss
                                Title: President and Chief Executive
                                        Officer

                              FIBERNET OPERATIONS, INC.,
                              as the Subsidiary

                              By: /s/ Michael S. Liss
                                 --------------------------------------
                                Name:  Michael S. Liss
                                Title: President and Chief Executive
                                        Officer



Accepted and acknowledged
this 11th day of August, 2000:

NORTEL NETWORKS INC.


By: /s/ Robert D. Beiter
   --------------------------
   Name:  Robert D. Beiter
   Title: Director, Customer Finance

SIGNAL EQUITY PARTNERS, L.P.,
as Majority in Interest

By: /s/ Timothy P. Bradley
   --------------------------
   Name:  Timothy P. Bradley
   Title: Managing Partner

                                      S-1